UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 2300
Houston, Texas, 77002
(Address of principal executive offices)  (Zip Code)

 (713) 651-0060
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Circle Star Energy Corp. (the “Company”) entered into a Membership Interest Purchase Agreement with Colonial Royalties, LLC (“Colonial”) on December 30, 2011, whereby Colonial will purchase 100% of the Company’s interests in JHE Holdings, LLC (“JHE”) and the retained 10% contractual profits interest in JHE (the “High Plains Interest”), held by High Plains Oil, LLC (“High Plains”) an entity wholly owned by S. Jeffrey Johnson (“Johnson”), a director and the Chief Executive Officer of the Company (the “Colonial Transaction”), in consideration for $9,350,000. The first payment, $100,000, was received on December 30, 2011. The subsequent payments will be made based on the following schedule: $2,100,000 on January 29, 2012 (the Second Payment”); $3,200,000 on February 26, 2012 (the “Third Payment”); and $3,950,000 on March 29, 2012 (the “Final Payment” and collectively all payments are  knows as the “Acquisition Payments”). The Company’s interest in JHE will not be transferred to Colonial until March 29, 2012 (the “Closing Date”). The Purchase Agreement has an effective date of January 1, 2012 (the “Effective Date”).

All cash receipts including all revenues, payments, royalties and distributions received by JHE (the “Cash Receipts”) from the Effective Date will be held by JHE for the benefit of Colonial to be disbursed to Colonial contingent on timely payment of the Acquisition Payments. The Cash Receipts (i) for the month of January shall be paid to Colonial on February 1, 2012, contingent upon timely payment of the Second Payment; (ii) for the month of February shall be paid to Colonial on March 1, 2012, contingent upon timely payment of the Third Payment; and (iii) all accounts for the Company shall be transferred to Colonial upon timely payment of the Final Payment.

Pursuant to the Purchase Agreement, High Plains, a related party to the Company, will receive $935,000 for the High Plains Interest, paid on the Closing Date.

The Company obtained written consents of the majority of its shareholders to approve the Colonial Transaction.

The Purchase Agreement contains customary representations, warrants and covenants.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.1.

Item 4.01.   Changes in Registrant’s Certifying Accountant.

Effective on or about October 17, 2011, the Company terminated the services of its principal independent auditor, Silberstein Ungar, PLLC CPAs and Business Advisors of Bingham Falls, Michigan (the “Former Accountant”).

In the Former Accountant’s principal accountant reports on the Company’s financial statements for each of the past two years, no adverse opinion was issued and no opinion of the Former Accountant was modified as to audit scope or accounting principles.  The Company’s principal accountant report on the Company’s financial statements for the years-ended April 30, 2010 and 2011, as reported in the registrant’s Form 10-K/A filed with the Securities and Exchange Commission (the SEC”) on August 16, 2011, and Form 10-K filed with the SEC on June 18, 2010, contained a disclaimer paragraph concerning uncertainty as to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

The change in auditor was recommended, approved and ratified by the Company's Board of Directors.

During the fiscal year ended April 30, 2011 and any interim period preceding such dismissal, the Company is not aware of any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Accountant, would have caused it to make references to the subject matter of the disagreement(s) in connection with its report.

The Company is not aware of any reportable events (as defined in Item 304(a)(iv) or (v) of Regulation S-K) that have occurred during the two most recent fiscal years and the interim period preceding the dismissal of the Former Accountant.

The Company has engaged Hein & Associates LLP, Houston, Texas (the “New Accountant”), as its new principle independent accountant effective November 1, 2011, to audit our financial records. During the two most recent fiscal years and the interim period preceding the appointment of the New Accountant, we have not consulted the New Accountant regarding either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that the Company considered an important factor in reaching a decision as to the accounting or financial reporting issue; or any matter that was either the subject of a disagreement or event (as defined in Item 304(a)(iv) or (v) of Regulation S-K). The New Accountant has audited the financial statements of JHE, a wholly owned subsidiary of the Company, during the previous two most recent fiscal years.

Item 9.01	Exhibits

Exhibit Number	Exhibit
10.1	Membership Interest Purchase Agreement
99.1	Letter from Silberstein Ungar, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: January 5, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Membership Interest Purchase Agreement
99.1	Letter from Silberstein Ungar, PLLC